Exhibit 11

                           Thermo Electron Corporation
                        Computation of Earnings per Share


                                            1994           1993           1992
                                    ------------    -----------    -----------
   Computation of Fully Diluted
   Earnings per Share Before
   Cumulative Effect of Change
   in Accounting Principle:

   Income:
     Income per primary computation $103,410,000   $ 76,633,000   $ 60,594,000

     Add: Convertible debt
       interest, net of tax           15,934,000     10,273,000      6,010,000
                                    ------------   ------------   ------------
     Income applicable to common
       stock assuming full
       dilution (a)                 $119,344,000   $ 86,906,000   $ 66,604,000
                                    ------------   ------------   ------------
   Shares:
     Weighted average shares
     outstanding                      49,245,072     43,779,422     40,049,444

     Add: Shares issuable from
          assumed conversion of
          convertible debentures      14,912,570     11,256,368      6,483,917

          Shares issuable from
          assumed exercise of
          options (as determined
          by the application of
          the treasury stock
          method)                        522,364        483,718        629,911
                                    ------------   ------------   ------------
     Weighted average shares
       outstanding, as
       adjusted (b)                   64,680,006     55,519,508     47,163,272
                                    ------------   ------------   ------------
   Fully Diluted Earnings Per
   Share Before Cumulative Effect
   of Change in Accounting
   Principle (a) / (b)              $       1.85   $       1.57   $       1.41
                                    ============   ============   ============
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                                                                    Exhibit 11
                           Thermo Electron Corporation
                  Computation of Earnings per Share (continued)

                                           1994           1993           1992
                                   ------------    -----------    -----------
   Computation of Fully Diluted
   Earnings per Share:

   Income:
     Income per primary computation $103,410,000   $ 76,633,000   $ 59,156,000

     Add: Convertible debt
          interest, net of tax        15,934,000     10,273,000      6,010,000
                                    ------------   ------------   ------------
     Income applicable to common
     stock assuming full
     dilution (c)                   $119,344,000   $ 86,906,000   $ 65,166,000
                                    ------------   ------------   ------------
   Shares:
     Weighted average shares
     outstanding                      49,245,072     43,779,422     40,049,444

     Add: Shares issuable from
          assumed conversion of
          convertible debentures      14,912,570     11,256,368      6,483,917

          Shares issuable from
          assumed exercise of
          options (as determined
          by the application of the
          treasury stock method)         522,364        483,718        629,911
                                    ------------   ------------   ------------
     Weighted average shares
     outstanding, as
     adjusted (d)                     64,680,006     55,519,508     47,163,272
                                    ------------   ------------   ------------
   Fully Diluted Earnings Per
   Share (c) / (d)                  $       1.85   $       1.57   $       1.38
                                    ============   ============   ============
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